Exhibit 99.1

FLIR Systems Announces
First Quarter 2019 Financial Results

GAAP Diluted EPS of $0.45; Adjusted Diluted EPS of $0.53, Up 10% Over Prior Year

Revenue Growth of 1%; Organic Revenue Growth of 1% Over Prior Year

Organic Bookings Growth of 34% Over Prior Year

GAAP Operating Margin Improves 560 Basis Points;
Adjusted Operating Margin Improves 190 Basis Points Over Prior Year

Arlington, Va. – April 24, 2019 – FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the first quarter ended March 31, 2019. “Overall, we are pleased with our start to 2019,” said Jim Cannon, FLIR President and Chief Executive Officer. “In the quarter, improvements in our product mix and continued commitment to the FLIR Method productivity initiatives drove meaningful margin expansion year over year, resulting in double-digit earnings growth.”

Mr. Cannon continued, “With another quarter of robust bookings – combined with significant opportunities across the portfolio, including our two recent unmanned acquisitions – FLIR is well-positioned for strong performance through 2019 and beyond.”

First Quarter 2019

First quarter 2019 revenue was $444.7 million, 1.2% higher than first quarter 2018 revenue of $439.6 million. Organic revenue growth was 0.9%, which excludes revenue from the acquisitions of Endeavor Robotics and Aeryon Labs in the first quarter of 2019, and revenue from the divested security businesses in the first quarter of 2018.

GAAP Earnings Results

GAAP gross profit in the first quarter 2019 was $233.7 million, compared to $217.9 million in the first quarter 2018. GAAP gross margin increased 300 basis points to 52.5% in the first quarter 2019, compared with 49.6% in the prior year. GAAP operating income in the first quarter increased 46.1% to $81.1 million, compared to $55.5 million in the prior year, representing a 560 basis point improvement in operating margin.

First quarter 2019 GAAP net earnings were $61.7 million, or $0.45 per diluted share, compared with GAAP net earnings of $39.2 million, or $0.28 per diluted share in the first quarter last year.

Cash provided by operations was $55.5 million in the first quarter 2019, compared to $43.2 million in the first quarter 2018, representing a 28.6% increase. Approximately 500,000 shares were repurchased in the first quarter of 2019.

Non-GAAP Earnings Results

Adjusted gross profit was $236.8 million in the first quarter 2019, increasing 6.7% over adjusted gross profit of $222.0 million in the first quarter 2018. Adjusted gross margin increased 270 basis points to 53.2%, compared with 50.5% in the first quarter 2018. Adjusted operating income was $97.3 million in the first quarter 2019, which was 10.9% higher than adjusted operating income of $87.8 million in the first quarter 2018. Adjusted operating margin increased 190 basis points to 21.9%, compared with 20.0% in the first quarter 2018.

Adjusted net earnings in the first quarter 2019 were $72.7 million, or $0.53 per diluted share, which was 9.6% higher than adjusted earnings per diluted share of $0.48 in the first quarter 2018.

Business Unit Results

Revenue from the Industrial Business Unit was $179.4 million, an increase of 5.1% over the first quarter results of last year, due to increased sales of cooled thermal cores, unmanned aerial systems (UAS), and optical gas imaging products. The Government and Defense Business Unit contributed revenue of $173.4 million during the first quarter, up 8.8% from the prior year, with strength in unmanned systems (including the acquisitions of Endeavor Robotics and Aeryon Labs) and surveillance systems. The Commercial Business Unit recorded $92.0 million of revenue in the first quarter, down 16.1% from the prior year (which included revenue from the divested security businesses), with impacts from continued restructuring in outdoor and tactical systems (OTS), and negative foreign exchange effects.

Financial Outlook for 2019

Based on financial results for the first quarter of the year and the outlook for the remainder of the year, FLIR continues to expect revenue in 2019 to be in the range of $1.92 billion to $1.95 billion. This represents 8% to 10% revenue growth compared to 2018, including approximately 5% organic revenue growth, in-line with the strategic plan presented in May 2018. FLIR also continues to expect 2019 adjusted operating income margins to be in the range of 22% to 23%, and adjusted earnings per diluted share to be in the range of $2.30 to $2.36. 2019 financial outlook includes contributions from the Aeryon Labs and Endeavor Robotics acquisitions, which are expected to be dilutive to adjusted EPS through 2019.

Dividend Declaration

FLIR’s Board of Directors has declared a quarterly cash dividend of $0.17 per share on FLIR common stock, payable on June 7, 2019, to shareholders of record as of close of business on May 24, 2019.

Conference Call

FLIR has scheduled a conference call at 9:00 a.m. EDT today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online from a link in the Events & Presentations section of www.flir.com/investor. A replay will be available after 12:30 p.m. EDT at this same internet address. Summary first quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.flir.com/investor.

About FLIR Systems, Inc.

Founded in 1978, FLIR Systems is a world-leading industrial technology company focused on intelligent sensing solutions for defense, industrial, and commercial applications. FLIR Systems’ vision is to be “The World’s Sixth Sense,” creating technologies to help professionals make more informed decisions that save lives and livelihoods. For more information, please visit www.flir.com and follow @flir.

Definitions and Financial Measures

Organic revenue growth is defined as total revenue growth less the sales of companies acquired and divested in the past twelve months. Operating margin is defined as operating income as a percentage of revenue. Management uses operating income and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the full year 2019, certain items that affect GAAP net earnings per diluted share are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net earnings per diluted share or a corresponding reconciliation to GAAP net earnings per diluted share for the full year. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Forward-Looking Statements

Statements in this release by Jim Cannon and the statements in the section captioned "Financial Outlook for 2019" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of self-imposed or government mandated remediation efforts related to FLIR’s compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations
Jay Gentzkow
503-498-3809
jay.gentzkow@flir.com

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended
	March 31,
	2019	2018

Revenue ..........................................................	$444,736	$439,618
Cost of goods sold ..........................................	211,077	221,704
Gross profit ...............................................	233,659	217,914

Operating expenses:
Research and development ........................	47,998	44,561
Selling, general and administrative ..............	104,579	107,683
Loss on sale of business..............................	-	10,178
Total operating expenses .........................	152,577	162,422

Earnings from operations .........................	81,082	55,492

Interest expense .............................................	5,516	4,052
Interest income ...............................................	(1,057)	(956)
Other expense (income), net ..........................	1,866	(2,219)

Earnings before income taxes ..................	74,757	54,615

Income tax provision........................................	13,009	15,420

Net earnings...............................................	$61,748	$39,195

Earnings per share:
Basic ............................................................	$0.46	$0.28
Diluted ..........................................................	$0.45	$0.28

Weighted average shares outstanding:
Basic ............................................................	135,541	138,504
Diluted ..........................................................	137,165	140,994

FLIR SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents .......................................	$284,363	$512,144
Accounts receivable, net ...........................................	356,693	323,746
Inventories ..................................................................	385,316	352,107
Assets held for sale, net.............................................	-	2,032
Prepaid expenses and other current assets .............	101,074	102,618
Total current assets ................................................	1,127,446	1,292,647

Property and equipment, net ........................................	253,678	247,407
Deferred income taxes, net ..........................................	97,705	100,620
Goodwill ........................................................................	903,461	904,571
Intangible assets, net ....................................................	140,551	146,845
Other assets .................................................................	683,468	89,152
	$3,206,309	$2,781,242

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Credit facility ..............................................................	$100,000	$-
Accounts payable ......................................................	131,422	95,496
Deferred revenue .......................................................	30,238	32,703
Accrued payroll and related liabilities .........................	72,714	81,118
Accrued expenses .....................................................	44,220	41,761
Accrued income taxes ...............................................	5,523	13,855
Other current liabilities ...............................................	63,080	51,081
Current portion long-term debt ..................................	12,451	-
Total current liabilities .............................................	459,648	316,014

Long-term debt .............................................................	656,891	421,948
Deferred income taxes .................................................	19,806	22,927
Accrued income taxes ..................................................	74,828	76,435
Other long-term liabilities ..............................................	92,441	67,132

Commitments and contingencies

Shareholders’ equity .....................................................	1,902,695	1,876,786
	$3,206,309	$2,781,242

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)(Unaudited)

	Three Months Ended
	March 31,
	2019	2018

Cash flows from operating activities:
Net earnings ....................................................................	$61,748	$39,195
Income items not affecting cash:
Depreciation and amortization ....................................	16,662	16,446
Deferred income taxes ................................................	222	4,574
Stock-based compensation arrangements..................	8,090	5,931
Change in accrued income taxes....................................	(1,722)	(29,435)
Other activity impacting operating cash flows.................	(29,489)	6,465
Cash provided by operating activities ...............................	55,511	43,176

Cash flows from investing activities:
Additions to property and equipment, net .......................	(9,140)	(7,099)
Proceeds from sale of assets..........................................	2,973	25,920
Business acquisitions, net of cash acquired...................	(579,556)	(7,070)
Other investments............................................................	(5,000)	(9,500)
Cash (used0 provided by investing activities ....................	(590,723)	2,251

Cash flows from financing activities:
Net proceeds from credit agreement and long-term debt	723,054	-
Repayments of credit agreement and long-term debt.....	(375,000)	-
Repurchase of common stock ......................................	(24,998)	(94,956)
Dividends paid ................................................................	(23,031)	(22,232)
Proceeds from shares issued pursuant
to stock-based compensation plans.............................	9,721	3,497
Tax paid for net share exercises and issuance of
vested restricted stock units.........................................	(1,013)	(265)
Other financing activities ................................................	(419)	(11)
Cash provided (used) by financing activities ....................	308,314	(113,967)

Effect of exchange rate changes on cash..........................	(883)	1,588

Net decrease in cash and cash equivalents .....................	(227,781)	(66,952)
Cash and cash equivalents:
Beginning of period .........................................................	512,144	519,090
End of period ..................................................................	$284,363	$452,138

FLIR SYSTEMS, INC.
BUSINESS UNIT PERFORMANCE
(In thousands)(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
BUSINESS UNIT REVENUE
Industrial......................................................................	$179,370	$170,658
Government and Defense...........................................	173,350	159,331
Commercial................................................................	92,016	109,629

BUSINESS UNIT EARNINGS FROM OPERATIONS
Industrial......................................................................	$56,897	$45,455
Government and Defense...........................................	48,267	46,182
Commercial................................................................	12,948	14,472

BUSINESS UNIT OPERATING MARGIN
Industrial......................................................................	31.7%	26.6%
Government and Defense...........................................	27.8%	29.0%
Commercial................................................................	14.1%	13.2%

FLIR SYSTEMS, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)(Unaudited)

		Three Months Ended
	March 31,
	2019	2018
Gross profit:
GAAP gross profit...................................................................................	$233,659	$217,914
Amortization of acquired intangible assets..........................................	3,678	3,719
Restructuring.......................................................................................	(545)	-
Other....................................................................................................	-	348
Adjusted gross profit...............................................................................	$236,792	$221,981

Gross margin:
GAAP gross margin................................................................................	52.5%	49.6%
Cumulative effect of non-GAAP Adjustments......................................	0.7%	0.9%
Adjusted gross margin............................................................................	53.2%	50.5%

Earnings from operations:
GAAP earnings from operations.............................................................	$81,082	$55,492
Amortization of acquired intangible assets..........................................	5,928	5,987
Restructuring.......................................................................................	63	(844)
Acquisition related expenses...............................................................	6,477	737
Loss on sale of business.....................................................................	-	10,178
Executive transition costs....................................................................	441	878
Export compliance matters.................................................................	3,342	15,000
Other....................................................................................................	-	348
Adjusted earnings from operations.........................................................	$97,333	$87,776

Operating margin:
GAAP operating margin..........................................................................	18.2%	12.6%
Cumulative effect of non-GAAP Adjustments......................................	3.7%	7.3%
Adjusted operating margin......................................................................	21.9%	20.0%

Net earnings:
GAAP net earnings.................................................................................	$61,748	$39,195
Amortization of acquired intangible assets..........................................	5,928	5,987
Restructuring.......................................................................................	63	(844)
Acquisition related expenses...............................................................	6,477	737
Loss on sale of business.....................................................................	-	10,178
Executive transition costs....................................................................	441	878
Export compliance matters.................................................................	3,342	15,000
Other....................................................................................................	494	348
Estimated tax benefit of non-GAAP adjustments................................	(3,433)	(6,941)
Discrete tax items, net.........................................................................	(2,316)	3,678
Adjusted net earnings.............................................................................	$72,744	$68,216

Earnings Per Diluted Share:
GAAP earnings per diluted share...........................................................	$0.45	$0.28
Cumulative effect of non-GAAP Adjustments......................................	0.08	0.20
Adjusted earnings per diluted share.......................................................	$0.53	$0.48

Weighted average diluted shares outstanding:.........................................	137,165	140,994

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this earnings announcement contains some or all of the following non-GAAP financial measures: (i) adjusted gross profit, (ii) adjusted gross margin (defined as adjusted gross profit divided by revenue), (iii) adjusted operating earnings/income, (iv) adjusted operating margin (defined as adjusted operating income divided by revenue), (v) adjusted net earnings/income, and (vi) adjusted earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the "GAAP to Non-GAAP Reconciliation" tables included within this earnings release.

In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, loss on sale of business, executive transition costs, export compliance matters, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and as a factor for determining incentive compensation for certain employees. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

●	the comparability of our ongoing operating results over the periods presented;
●	the ability to identify trends in our underlying business; and
●	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

●
Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors.

●
Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including banker fees, due diligence, legal, acquisition-related insurance premiums, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These transaction-specific costs can vary significantly in amount and timing and are not indicative of our core operating performance.

●
Restructuring charges. Included in our GAAP financial measures are restructuring charges and related adjustments which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

●
Loss on sale of business. We recognized a loss, representing the difference between the carrying value and expected sales proceeds, associated with the divestiture of the retail and SMB security products business of the Commercial business unit. We excluded this loss for purposes of calculating certain non-GAAP measures. This adjustment facilitates an alternative evaluation of our current operating performance and comparisons to past operating results consistent with the metrics reviewed by management

●
Executive transition costs. Executive transition costs primarily include costs associated with separation and severance agreements of the Company’s former CEO, COO, CHRO and other former members of the executive management team; professional services expenses associated with the transition of the former CEO, CFO, and CHRO including recruitment fees, legal services and other related costs, as well as sign-on cash bonus payments to the current CEO and others reporting to the CEO; partially offset by benefits associated with stock compensation reversals for share-based awards forfeited upon the departures of the former CEO, COO, CFO, CHRO and other former members of the executive management team.

●
Export compliance matters. Export Compliance Matters refer to costs incurred for compliance and remediation activities to address and improve certain historical practices associated with U.S. and international trade control laws and regulations. Such costs include a DDTC estimated penalty associated with an administrative agreement with the U.S. Department of State (the “Consent Agreement”), expenses associated with retention of a Special Compliance Officer, remedial actions and new or enhanced compliance program initiatives and implementations as required by the terms of the Consent Agreement or otherwise necessary to remedy and achieve full compliance with U.S. and international trade control laws and regulations. These costs are excluded from our non-GAAP measures because they are not representative of the ongoing operating costs of our compliance programs and are exclusive of sustaining costs we have incurred and expect to incur during and beyond the term of Consent Agreement.

●
Other. Other charges include product remediation charges associated with certain SkyWatch™ surveillance towers, bank guarantee fees associated with the Swedish tax matter, and certain long-term contract adjustments related to contracts completed by companies acquired by FLIR prior to their acquisition. We exclude other charges from our non-GAAP measures because we do not believe such costs are representative of our ongoing operations.

●
Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company's overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

●
Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company's estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits or charges associated with the windfalls or shortfalls resulting from vesting and exercise activity of share-based compensation, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.